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Exhibit 99.1

         POLYPORE INTERNATIONAL, INC.
11430 N. Community House Road, Suite 350
Charlotte, North Carolina 28277

LETTER OF TRANSMITTAL
FOR
7 1/2% SENIOR NOTES DUE 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2011, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Exchange Agent:

THE BANK OF NEW YORK MELLON

For The 7 1/2% Senior Notes Due 2017

By Mail, Hand or Courier:

The Bank of New York Mellon Corporation
Corporate Trust–Reorganization Unit
480 Washington Boulevard–27th Floor
Jersey City, NJ 07310
Attn: Mr. William Buckley
Telephone: (212) 815-5788
Fax: (212) 298-1915

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        The undersigned acknowledges receipt of the Prospectus, dated [    •    ], 2011 (the "Prospectus") of Polypore, International Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (this "Letter") which may be amended from time to time, which together constitute the Company's offer (the "Exchange Offer") to exchange for each $1,000 in principal amount of its outstanding 7 1/2% Senior Notes due 2017 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), for $1,000 in principal amount of 7 1/2% Senior Notes due 2017 (the "Exchange Notes").

        The undersigned has completed, executed and delivered this Letter to indicate the action he, she or it desires to take with respect to the Exchange Offer.

        This Letter is to be used either (i) if certificates representing the Original Notes are to be physically delivered to the Exchange Agent herewith by holders of the Original Notes or (ii) if (x) the tender of certificates for the Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in "Exchange Offer—How to tender" in the Prospectus and (y) an Agent's Message (as defined herein) is NOT delivered.

        Holders of the Original Notes whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry transfer of their Original Notes into the Exchange Agent's account at the relevant Book-Entry Transfer Facility (a "Book-Entry Confirmation") and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption "The exchange offers—How to tender—Guaranteed Delivery Procedures" in the Prospectus. (See Instruction 1.)

        The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent at the address listed above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
BEFORE CHECKING ANY BOX BELOW

        Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Original Notes on a separate SIGNED schedule and affix that schedule to this Letter.

BOX 1
TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(1)	Principal Amount of Original Notes	Principal Amount of Original Notes Tendered(2)

Totals:

(1)	Need not be completed if the Original Notes are being tendered by book-entry transfer.
(2)	Unless otherwise indicated, the entire principal amount of the Original Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of the Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered.

        The undersigned constitutes and appoints the Exchange Agent as his, her or its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Original Notes, with full power of substitution, to: (i) deliver certificates for such Original Notes; (ii) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of the Original Notes tendered under the Exchange Offer; and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

        The undersigned hereby represents and warrants that he, she or it has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Original Notes tendered.

        The undersigned agrees that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Original Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (iii) the undersigned is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

☐
CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

☐
CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE INITIAL SECURITIES IN A TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

        The undersigned understands that the Company may accept the undersigned's tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned's right to withdraw such tender will terminate.

        All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned's heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

        Unless otherwise indicated under "Special Delivery Instructions" below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

        The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐
CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐
CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

  BOX 2
  PLEASE SIGN HERE
  WHETHER OR NOT ORIGINAL NOTES ARE BEING
  PHYSICALLY TENDERED HEREBY

X
X
(SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY)	(DATE)

Area Code and Telephone Number:

              This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3.)

Name(s):
(PLEASE PRINT)
Capacity:

Address:
(INCLUDE ZIP CODE)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)

(AUTHORIZED SIGNATURE)

(TITLE)

(NAME OF FIRM)

  BOX 3

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 3 and 4)

              To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

  Issue and deliver:
  (check appropriate boxes)

  ☐    Original Notes not tendered

  ☐    Exchange Notes, to:

Name(s):
(PLEASE PRINT)
Address:

Tax I.D. or
Social Security Number:

  BOX 4

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 3 and 4)

              To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than shown in Box 1.

  Deliver:
  (check appropriate boxes)

  ☐    Original Notes not tendered

  ☐    Exchange Notes, to:

Name(s):
(PLEASE PRINT)
Address:

 INSTRUCTIONS
Forming Part of the Terms and
Conditions of the Exchange Offer

        1.    Delivery of this Letter and Certificates.    Certificates for all physically delivered Original Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter or an Agent's Message in lieu thereof and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the Exchange Offer on the Expiration Date.

        The method of delivery of this Letter, certificates for the Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

        The Exchange Agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after receipt of this Letter, and any financial institution that is a participant in the relevant Book-Entry Transfer Facility's systems may make book-entry delivery of the Original Notes by causing such Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of the Original Notes must be effected through book-entry transfer at the relevant Book-Entry Transfer Facility, this Letter (with any required signature guarantees) or an Agent's Message in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the cover page of this Letter on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

        Holders must tender the Original Notes that are held through DTC by transmitting acceptance through DTC's Automatic Tender Offer Program, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the Exchange Agent for its acceptance. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent. An Agent's Message forms a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant or account holder, as the case may be, tendering the Original Notes, which states that such participant or account holder, as applicable, has received this Letter and agrees to be bound by the terms of this Letter (or, in the case of an Agent's Message relating to a guaranteed delivery, that such participant or account holder, as the case may be, has received and agrees to be bound by the applicable notice of guaranteed delivery) and that we may enforce such agreement against such participant or account holder, as the case may be. Delivery of an Agent's Message will also constitute an acknowledgment from the tendering Book-Entry Transfer Facility participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

        Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption "The exchange offers—How to tender"); (ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), (x) setting forth the name and address of the holder, the names in which the Original Notes are registered, the principal amount of Original Notes tendered and, if possible, the certificate numbers of the original notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three business days after the date of execution of such Notice of Guaranteed Delivery, this Letter or an Agent's Message in lieu thereof, together with the certificates representing the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) this Letter or an Agent's Message in lieu thereof, the certificates for all tendered Original Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption "The exchange offer—How to tender."

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be reasonably determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company's counsel, would be unlawful. The Company also reserves the right to waive any irregularities or defects or conditions of tender as to particular Original Notes, provided the Company waives similar defects or irregularities in the case of other holders. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

        Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

        2.    Partial Tenders; Withdrawals.    If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for the amount of Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the relevant Book-Entry Transfer Facility).

        If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date; Book-Entry Transfer Facility participants, each holder wishing to withdraw a tender must comply with their respective operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from the Book-Entry Transfer Facility. To be effective with respect to the tender of Original Notes, a written or facsimile transmission of notice of withdrawal must: (i) be received by the Exchange Agent at the address indicated above before the Company notifies the Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the name of the person named in this Letter as having tendered the Original Notes; (iii) contain a description of the Original Notes to be withdrawn (including the certificate numbers shown on the particular certificates evidencing such Original Notes and the principal amount, which must be an authorized denomination, of Original Notes represented by such certificates, or in the case of Original Notes transferred by book-entry transfer the name and number of the account at the relevant Book-Entry Transfer Facility to be credited); (iv) include a statement that such holder is withdrawing his election to have such Original Notes exchanged; (v) include the name of the registered holder of such Original Notes; and (vi) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.

        3.    Signatures on this Letter; Assignments; Guarantee of Signatures.    If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

        If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

        If this Letter is signed by the holder of record and (i) the entire principal amount of the holder's Original Notes is tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

        If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

        Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution. If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

        4.    Special Issuance and Delivery Instructions.    Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the Exchange Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the relevant Book-Entry Transfer Facility as such holder may designate.

        5.    Transfer Taxes.    The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

        Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

        6.    Waiver of Conditions.    The Company reserves the absolute right to amend or waive in whole or in part at any time, or from time to time, prior to the expiration of the Exchange Offer, other than the receipt of necessary governmental approvals which may be waived after the expiration of the Exchange Offer, any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered, provided, in the case of a waiver, the Company waives similar conditions for all Original Notes tendered.

        7.    Mutilated, Lost, Stolen or Destroyed Certificates.    Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

        8.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

        Important:    This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) or an Agent's Message must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date (as defined in the Prospectus).

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PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer